GENPREX CORPORATE UPDATE

January 2021

To my fellow shareholders:

As we look back over the past year, we believe Genprex had a banner year, achieving important milestones that set the stage for a transformational 2021. I am especially proud of the entire Genprex team as we continue to make meaningful progress in key areas that are important to building value across the entire company, while focusing on bringing new treatment options to large patient populations with unmet medical needs.

2020: A Foundational Year for Genprex

Throughout 2020, Genprex made significant progress in a number of areas that are key to our success -- clinical, regulatory, manufacturing, financial, intellectual property, and corporate leadership. We believe these accomplishments have provided the infrastructure for Genprex to stand out as a leading clinical development company and position us for a successful future. We continue to push the boundaries of science in order to bring potentially life-saving drugs to patients with life-limiting diseases, such as cancer and diabetes.

2020 Achievements

- Strengthened Balance Sheet with More Than $40 Million in Capital Infusions
- Successfully Completed Manufacturing Technology Transfer and Scale Up for REQORSA™
- Initiated Clinical Site Recruitment for Acclaim-1
- Conditional FDA Acceptance of Proprietary Name REQORSA™
- Added to Russell 3000® Index
- Expanded Manufacturing Programs
- Acquired Exclusive License from a Major Cancer Research Center to Combination of REQORSA™ with Immunotherapies
- Bolstered Board of Directors and Scientific Advisory Board
- Enhanced Senior Leadership Team with Experienced Life Science Executives
- Acquired Exclusive License from the University of Pittsburgh to GPX-002 Diabetes Gene Therapy
- Received FDA Fast Track Designation for REQORSA™ in Combination with Tagrisso®

Lead Gene Therapy Program in Oncology

We are advancing an innovative combination treatment approach to fight cancer. We are utilizing our lead drug candidate, REQORSA™ immunogene therapy and our unique, proprietary, non-viral ONCOPREX® Nanoparticle Delivery System, in combination with approved targeted therapies and immunotherapies, such as Tagrisso® and Keytruda®, to offer hope to large patient populations who would otherwise not be candidates for those therapies or who have become resistant to them.

Tagrisso is a third-generation epidermal growth factor receptor (EGFR) inhibitor marketed by AstraZeneca PLC. Keytruda is a checkpoint inhibitor that targets the protein PD-1 and is an immunotherapy drug marketed by Merck & Co, Inc.

Tagrisso is AstraZeneca's highest grossing product with more than $3 billion in worldwide sales in the first nine months of 2020, and Keytruda is Merck's highest grossing product with more than $10 billion in worldwide sales in the first nine months of 2020.

Lung cancer is the world's leading cause of cancer death. Each year, there are 1.7 million deaths from lung cancer worldwide, and non-small cell lung cancer (NSCLC)

accounts for 84% of all lung cancers. The global market for lung cancer therapeutics is projected to grow from $17.9 billion in 2018 to $26.3 billion by 2023.

Significantly, in January 2020, we received U.S. Food and Drug Administration (FDA) Fast Track Designation (FTD) for REQORSA in combination with Tagrisso, for the treatment of NSCLC patients with EGFR mutations whose tumors progressed after treatment with Tagrisso. FTD is awarded by the FDA to drug candidates that demonstrate the potential to address an unmet medical need for a serious or life-threatening disease in order to facilitate the development and regulatory review of such drug candidates.

$26.3B

GLOBAL MARKET

Global lung cancer therapeutics market is projected to grow from $17.9 billion in 2018 to $26.3 billion by 2023.

In addition, we received FDA conditional acceptance of our brand name, REQORSA™ (pronounced "re-KORE-suh"). We believe this brand name is a unique, easily understood name that people can associate with the Genprex brand and mission. We also branded our unique, non-viral nanoparticle delivery platform as the ONCOPREX® Nanoparticle Delivery System.

A foundational milestone for this program was achieved during 2020 when we secured a Patent and Technology License Agreement with a major cancer research center in Houston, Texas, which granted us an exclusive worldwide license to a portfolio of 16 patent applications and related technology for the treatment of cancer using REQORSA in combination with immunotherapies such as Keytruda, Bristol-Myers Squibb's Opdivo® and Bristol-Myers Squibb's Yervoy®.

This license agreement enabled us to further enhance and differentiate our intellectual property and oncology program with a second therapeutic approach – combining REQORSA with immunotherapy drugs, such as Keytruda. This adds to our arsenal of combination therapies for REQORSA, furthering our goal of improving patient outcomes and increasing the number of patients who may benefit from these therapies.

Acclaim-1 and Acclaim-2

Our main focus in 2020 was preparation for our two lead clinical trials in NSCLC. One trial, branded as "Acclaim-1," will combine REQORSA with Tagrisso. The other trial, branded as "Acclaim-2," will combine REQORSA with Keytruda. Toward that end, we made considerable progress laying the foundation for these two clinical trials in 2020, and we remain on track to initiate both trials in the first-half of 2021.

Our Acclaim-1 clinical trial will be an open-label, multi-center Phase 1/2 clinical trial using REQORSA combined with Tagrisso in patients with late-stage NSCLC whose disease progressed after treatment with Tagrisso. The trial is expected to be conducted at approximately 10 U.S. clinical sites and will enroll approximately 100 patients (9-18 patients in the Phase 1 component and 82 patients in the Phase 2 component). An interim analysis will be performed after 53 events (i.e., disease progression or death). The primary endpoint of the Phase 1 component of the trial is dose limiting toxicity. The primary endpoint of the Phase 2 component of the trial is progression-free survival compared with Tagrisso monotherapy.

Acclaim · 1

Acclaim-2 will be a Phase 1/2 clinical trial using REQORSA combined with Keytruda in NSCLC patients who are low expressors (1% to 49%) of the protein programmed death-ligand 1 (PD-L1).

Acclaim · 2

We have initiated clinical trial site recruitment for the Acclaim-1 clinical trial, and are engaging with prestigious cancer centers and research institutions across the U.S. We are excited to execute on our clinical strategies in 2021. Our ultimate goal is to bring REQORSA to market for the benefit of lung cancer patients who are desperately in need of new treatment options.

We look forward to generating data from these two clinical trials, and we believe positive results in either or both of them could generate significant value for our shareholders.

Major Achievements in Manufacturing

Manufacturing is a critical component in the development of any successful therapy, with the manufacture of gene therapies being particularly challenging, complex and on the cutting-edge of medical innovation. Our team has been working diligently to develop and scale up its manufacturing processes for REQORSA to support the company's goal to conduct its clinical programs for REQORSA at multiple cancer centers across the United States and to prepare us for future commercialization.

In June, we entered an agreement with a commercial Contract Development and Manufacturing Organization (CDMO) for production of TUSC2 plasmid DNA, the active agent in REQORSA. Most recently, we were proud to announce the

successful completion of the technology transfer and successful scale up our clinical-grade manufacturing production in partnership with another commercial CDMO in accordance with current Good Manufacturing Practices (cGMP). The clinical-grade production will supply the Acclaim-1 and Acclaim-2 clinical trials.

Utilizing advanced processes, we have been able to successfully scale our production multi-fold, manufacturing REQORSA at what we consider to be significant economies of scale. Moreover, these manufacturing processes will provide reliable, scalable, reproducible and stable drug product suitable for storage, shipment and patient use.

These are major achievements for Genprex, and we look forward to initiating our Acclaim trials soon and fulfilling our mission to bring new treatment options to this patient population in such dire need of hope.

Gene Therapy in Diabetes

Type 1 and Type 2 diabetes together affect 34 million people in the U.S., or 10% of the population. The global diabetes drug market is projected to grow from $48.8 billion in 2018 to $78.2 billion by the end of 2026.

This past year we expanded our development pipeline beyond oncology with an exclusive license agreement from the University of Pittsburgh for a diabetes gene therapy that may have the potential to cure Type 1 and Type 2 diabetes.

This potentially curative diabetes gene therapy was developed by lead researcher, Dr. George Gittes, of the University of Pittsburgh. Given his innovative gene therapy research, in July 2020, Dr. Gittes was awarded a grant of $2.59 million from the National Institutes of Health's (NIH) National Institute of Diabetes and Digestive and Kidney Diseases to support important proof-of-principal studies in non-human primates (NHP) in preparation for human gene therapy clinical trials.

To further strengthen the diabetes program, we appointed Dr. Gittes to our Scientific Advisory Board (SAB). As a member of Genprex's SAB, Dr. Gittes will leverage his impressive expertise to provide key support and drive strategy for our diabetes clinical development program. He will play an instrumental role in our efforts to bring new hope to patients who suffer from the devastating complications of this chronic illness. We look forward to reporting Dr. Gittes' progress with this potentially groundbreaking program.

We believe this diabetes gene therapy may potentially become a new treatment option for the millions of diabetes patients who now must take insulin replacement therapy, and it may be effective for patients who do not benefit sufficiently from that therapy. This diabetes gene therapy could hold the potential to provide long-term effectiveness for this debilitating disease.

$78.2B

GLOBAL MARKET

Global diabetes drug market is projected to grow from $48.8 billion in 2018 to $78.2 billion by 2026.

Expansion of Intellectual Property and Pipeline

We remain focused on optimizing and expanding our intellectual property. We do this by in-licensing or otherwise acquiring additional intellectual property from others, and by internally developing additional intellectual property. In September of 2020, we appointed Thomas C. Gallagher, Esq. as our Senior Vice President of Intellectual Property and Licensing, as he will be instrumental in advancing our expanding IR estate by spearheading our IP strategy.

Expanding our pipeline remains a strategic priority. In addition to our current programs, we continue to explore new technologies for the treatment of cancer, as well as new cancer indications, through our Sponsored Research Agreement with a major cancer research center in Houston, Texas and at other academic institutions. We also from time-to-time evaluate new drug technologies in diabetes, cancer and other diseases.

Corporate Accomplishments

The foundation of any successful organization is its people. Throughout 2020, we bolstered our senior leadership team and Board of Directors by building out a world-class team of professionals with years of experience in life sciences. Importantly, each member of the Genprex team is passionate about our mission and values and understands how his or her work individually contributes to Genprex' collective success and to patients in need.

Additionally, in 2020, we strengthened our balance sheet, which provides us with the resources to advance our drug development programs and to continue to build Genprex into a leading gene therapy company. Specifically, we raised gross proceeds of $37.5 million in three registered direct offerings, all priced at the market, with no warrants. Warrant exercises associated with previous capital raises provided an additional $2.5 million. The exercise of public issued warrants in capital raises to date have eliminated more than 70% of the company's overall outstanding warrants. Eliminating the majority of outstanding warrants provides a dramatically simplified capital structure for Genprex moving forward.

2021: A Year of Execution

Our accomplishments throughout 2020 have paved the way for another productive year ahead as we execute on our strategies and achieve a number of potentially value-creating milestones. Looking ahead, we have outlined future milestones that the company plans to achieve:

Future milestones going into 2021 and beyond, include:

Receive anticipated U.S. Food and Drug Administration (FDA) clearance for the Acclaim clinical trials

Dose the first patient in each of the Acclaim clinical trials

Announce interim data from the Acclaim clinical trials

Report preclinical data related to our Sponsored Research Agreement with a major cancer research center and from the ongoing preclinical studies of GPX-002 with The University of Pittsburgh

Explore new cancer indications and expand our pipeline

Pursue pharmaceutical partnerships and collaborate with partners on our programs

Expand and strengthen our global intellectual property portfolio

Final Thoughts

As we look ahead to an exciting and transformational 2021 for Genprex, that we expect will be marked by many solid milestones for the Company, we take this opportunity to thank you, our loyal shareholders, for your continued interest during this exciting growth period for our Company. We acknowledge the value you provide in fueling our mission to bring potentially life-changing gene technologies to patients with cancer and other serious diseases through unique, innovative science.

Sincerely,

Rodney Varner

Rodney Varner
Chairman, President and Chief Executive Officer, Genprex

Forward-Looking Statements:
Statements contained in this shareholder letter regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the effect of Genprex's product candidates, alone and in combination with other therapies, on cancer and diabetes, regarding potential, current and planned clinical trials, regarding the Company's future growth and financial status and regarding our commercial partnerships and intellectual property licenses. Risks that contribute to the uncertain nature of the forward-looking statements include the presence and level of the effect of our product candidates, alone and in combination with other therapies, on cancer; the timing and success of our clinical trials of REQORSA™ immunogene therapy drug, alone and in combination with targeted therapies and/or immunotherapies, and whether our other potential product candidates, including GPX-002, our gene therapy in diabetes, advance into clinical trials; the success of our strategic partnerships, including those relating to manufacturing of our product candidates; the timing and success at all of obtaining any FDA approvals of REQORSA and our other potential product candidates including whether we receive necessary approvals to commence clinical trials or benefit from fast track or similar regulatory designations; costs associated with developing our product candidates, whether we identify and succeed in acquiring other technologies and whether patents will ever be issued under patent applications that are the subject of our license agreements or otherwise. These and other risks and uncertainties are described more fully under the caption "Risk Factors" and elsewhere in our filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this shareholder letter speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Genprex

NASDAQ : GNPX

Updated: January 2021

MANAGEMENT TEAM:

Rodney Varner, Chairman, President & Chief Executive Officer
Catherine Vaczy JD, EVP, General Counsel & Chief Strategy Officer
Michael Redman MBA, EVP & Chief Operating Officer
Ryan Confer MS, Chief Financial Officer
Tom Gallagher MS, JD, SVP of Intellectual Property & Licensing
William Gannon MD, MBA, VP of Regulatory Affairs
Shannon Inman, VP of Global Clinical Operations
Eric Chapdelaine MS, VP of Manufacturing

BOARD OF DIRECTORS:

Rodney Varner
Brent Longnecker
Jose Moreno Toscano
William Wilson, Jr.

STRATEGIC ADVISOR TO THE BOARD:

James Rothman, PhD, 2013 Nobel Prize Laureate in Medicine and Physiology

SCIENTIFIC ADVISORY BOARD:

Jack Roth, MD, FACS, Scientific Founder & Chairman
George K. Gittes, MD
Pasi Antero Janne, MD, PhD
Tony S.K. Mok, MD
George Simon, MD, FACS

RECENT HIGHLIGHTS & ACHIEVEMENTS:

- Successfully completed manufacturing technology transfer and scale up for REQORSA™.
- Raised $12 million in registered direct offering, resulting in $40+ million in capital infusions for 2020.
- Preparing for REQORSA combination trials with Tagrisso (Acclaim-1) and Keytruda (Acclaim-2).
- Received Fast Track Designation (FTD) for REQORSA + Tagrisso for NSCLC in January 2020.
- Licensed extensive, worldwide patent portfolio for gene therapy technologies from a major cancer research center in Houston, Texas and from the University of Pittsburgh.

CLINICAL PROGRESS:

- Data from a Phase I monotherapy clinical trial show REQORSA selectively and preferentially targets primary and metastatic tumor cells, and a Maximum Tolerated Dose was established.
- Interim data from ONC-002, a Phase I/II trial for NSCLC, showed a 78% disease control rate, and REQORSA was shown to be synergistic with EGFR TKI targeted therapy.

CONTACT INFORMATION:

1601 Trinity Street, Bldg. B, Suite #3.3212.09
Austin, Texas 78712

Tel: 877-774-GNPX (4679)
Email: info@genprex.com
Web: www.genprex.com

21ST CENTURY GENE THERAPIES

Genprex, Inc. is a clinical-stage gene therapy company focused on developing life-changing therapies that are designed to administer disease-fighting genes for patients with cancer and diabetes.

MARKET GAPS AND UNMET MEDICAL NEED

Genprex is working to develop new therapies for **large patient populations** with cancer and diabetes who currently have limited treatment options.

ONCOPREX™ NANOPARTICLE DELIVERY SYSTEM

Genprex's oncology platform uses a proprietary, **non-viral lipid nanoparticle** system to deliver tumor suppressor genes that are synergistic with cancer-killing drugs.

CUTTING-EDGE RESEARCH AND DEVELOPMENT

Genprex partners with **world-class institutions** and collaborators to develop drug candidates to further its pipeline of gene therapies.

BRIDGING GAPS IN MODERN MEDICINE

ONCOLOGY

- Genprex's **oncology combination treatment approach** utilizes targeted therapies and immunotherapies.
- Planned clinical trials include combinations of REQORSA with AstraZeneca's top selling drug, **Tagrisso** and Merck's top selling drug, **Keytruda**.
- Lung cancer kills **1.7 million people per year**, more than any other type of cancer.

DIABETES

- Gene therapy drug candidate addresses **Type 1 and Type 2** diabetes.
- May **eliminate daily burden** of checking and monitoring blood glucose levels.
- May **eliminate the need for insulin** and daily medication.
- Affects **34 million people** in the U.S.

R&D PIPELINE AND PATH TO APPROVAL



PRECLINICAL
CLINICAL PHASE 1
CLINICAL PHASE 2
CLINICAL PHASE 3
ONCOLOGY
NON-SMALL CELL LUNG CANCER
REQORSA™ + TARGETED THERAPIES
Acclaim-1
REQORSA + Tagrisso
ONC-002
REQORSA + Tarceva
REQORSA™ + IMMUNOTHERAPIES
Acclaim-2
REQORSA + Keytruda
DIABETES
DIA-001
GPX-002
U.S. FDA Fast Track Designation

REQORSA™ IMMUNOGENE THERAPY

Genprex's lead product candidate, REQORSA (*quaratusugene ozeplasmid*), is an immunogene therapy utilizing the TUSC2 gene. Specifically designed to target cancer cells, REQORSA works by interrupting cell signaling pathways that cause replication and proliferation of cancer cells, re-establishing pathways for apoptosis (or programmed cell death) and modulating the immune response against cancer cells. With FTD for Acclaim-1 and with Tagrisso now considered a new standard of care in the U.S. for NSCLC patients with an EGFR mutation, we are no longer enrolling ONC-002 and plan to initiate the Acclaim-1 and Acclaim-2 clinical trials in the first-half of 2021.

DIABETES GENE THERAPY, GPX-002

Genprex's diabetes gene therapy, GPX-002, works to transform alpha cells in the pancreas into insulin producing beta-like cells. *In vivo* preclinical studies show that GPX-002 restored normal blood glucose levels for an extended period of time. A Phase I clinical trial could be the first-ever gene therapy tested in humans for diabetes.